Exhibit 10.3 2001 Long-Term Incentive Plan of the Corporation

                           FIRST FINANCIAL CORPORATION
                          2001 LONG-TERM INCENTIVE PLAN


1.      PURPOSE OF THE PLAN.

        The purpose of this Plan is to promote the best interests of First Financial Corporation and its Subsidiaries, and to enhance stockholder value of First Financial Corporation by attracting and retaining directors, officers, and other key employees and providing them with an incentive to give their maximum effort to the continued growth and success of First Financial Corporation and its Subsidiaries. The Plan is intended to constitute an unfunded, nonqualified plan of deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is exempt from the requirements of Title 1 of ERISA.

2.      DEFINITIONS.

        Wherever the initial letter of the following words or phrases is capitalized in the Plan, including any Exhibits or Supplements, they will have the respective meaning set forth below unless otherwise defined herein:

        (a) "ACCOUNT" shall mean the account established and administered for the benefit of a Participant under this Plan, reflecting Awards made to the Participant under this Plan and changes in the value of Awards made hereunder.

        (b) "AWARD" shall mean the cash compensation payable to a Participant pursuant to the Plan and the Participant's Award Document.

        (c) "AWARD DOCUMENT" shall mean a written document, including schedules thereto, issued by the Committee to a Participant, setting forth the terms and conditions of the Award. No Award under this plan is valid unless it is set forth in an Award Document in substantially the form attached hereto as Appendix A. In case of conflict between the Award Document and this Plan, the terms of the Award Document shall govern unless the inconsistent term is one for which the Committee lacks authority to vary from the terms set forth in this Plan.

        (d) "BOARD OF DIRECTORS" shall mean the Board of Directors of First Financial Corporation.

        (e)    "CAUSE" means any of the following:

        (1) An intentional act of fraud, embezzlement, theft, or personal dishonesty; willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of his or her employment or director service. No act or failure to act shall be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence. An act or failure to act shall be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company;

        (2) Intentional wrongful damage by the Participant to the business or property of the Company, causing material harm to the Company;

        (3) Breach by the Participant of any confidentiality or non-disclosure agreement in effect from time to time with the Company;

        (4) Gross negligence or insubordination by the Participant in the performance of his or her duties;

               (5) Removal or permanent prohibition of the Participant from participating in the conduct of Company's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12USC1818(e)(4) and (g)(1).

        (f)    "CHANGE IN CONTROL" shall mean any of the following:

               (1) MERGER. The Company merges into or consolidates with another corporation or business entity, or merges another corporation or business entity into the Company, and as a result less than 50% of the combined voting power of the resulting corporation or business entity immediately after the merger or consolidation is held by persons who were the holders of the Company's voting securities immediately before the merger or consolidation;

               (2)     ACQUISITION OF SIGNIFICANT SHARE OWNERSHIP. A report on
        Schedule 13D, another form or schedule (other than Schedule 13G), or a successor form or schedule is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the report discloses that the filing person or persons acting in concert has or have become the beneficial owner of 20% or more of a class of the Company's voting securities after the effective date of this Plan, but this subsection 2(f)(2) shall not apply to beneficial ownership of voting shares of the Company held in a fiduciary capacity by a Subsidiary of Company or to beneficial ownership of voting shares of the Company held by an employee stockownership plan of the Company or a Subsidiary;

               (3) CHANGE IN BOARD COMPOSITION. During any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that - for purposes of this Subsection 2(f)(3) - each director who is first elected by the Company's Board of Directors (or first nominated by the Company's Board of Directors for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period, shall be deemed to have been a director at the beginning of the two-year period.

               (4) SALE OF ASSETS. The Company sells to any third party all or substantially all of the Company's assets.

        (g)    "COMPANY" shall mean First Financial Corporation and its
Subsidiaries.

        (h) "COMMITTEE" shall mean the Compensation Committee of the Board of Directors of the Company.

        (i) "DISABILITY" shall mean if the Participant is covered by a disability policy of the Company, total disability as defined in such policy without regard to any waiting period. If the Participant is not covered by such a policy, Disability means the Participant suffers a sickness, accident or injury that, in the judgment of a physician satisfactory to the Committee, prevents the Participant from performing substantially all of his or her normal duties.

        (j) "GOOD REASON" shall mean, following a Change in Control, the occurrence without the express prior written consent of the Participant of any of the events or conditions described in clauses (2)(j)(1) through 2(j)(5) below:

                      (1) CHANGE IN OFFICE, POSITION OR TERMINATION AS A DIRECTOR. Failure to elect or reelect or otherwise to maintain the Participant in the office or position, or a substantially equivalent office or position, of or with the Company, that the Participant held immediately before the Change in Control, or the removal or failure to nominate the Participant as a director of the Company, provided the Participant was a director of the Company immediately before the Change in Control.

                      (2) ADVERSE CHANGE IN THE SCOPE OF THE PARTICIPANT'S DUTIES, COMPENSATION OR BENEFITS.

                             (a) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties associated with the Participant's position compared to the nature or scope of the authorities, powers, functions, responsibilities or duties associated with the position immediately before the Change in Control;

                             (b) A material reduction in the aggregate of the Participant's annual compensation, unless part of an institution-wide reduction. For this purpose, "material" means a reduction of 10% or more in such compensation, and annual compensation means the Participant's total compensation from the Company for a calendar year, including compensation deferred at the election of the Participant, and including any salary reduction contributions made by the Company, for, or on behalf of the Participant under a qualified or other compensation, benefit, or retirement plan of the Company. Compensation taken into account for purposes of this Subsection 2(j)(2)(b) shall be calculated without regard to any Internal Revenue Code limitations;

                             (c)    The termination or denial of the
                      Participant's rights to benefits under the Company's benefit, compensation or incentive plans and arrangements or reduction in the scope or value thereof, which situation is not remedied within 10 calendar days after written notice to the Company from the Participant; or

                             (d) Termination or denial of the Participant's rights to benefits under this Plan and/or the Participant's Award Document, other than for Cause as provided in Subsection 8(d), which situation is not remedied within 10 calendar days after written notice to the Company from the Participant.

                      (3) ADVERSE CHANGE IN CIRCUMSTANCES. The Participant determines that a change in circumstances has occurred after a Change in Control, including, without limitation, a change in the scope of the business or other activities for which the Participant is responsible compared to his or her responsibilities immediately before the Change in Control or a material reduction in the Participant's secretarial or administrative support, (a) which renders the Participant substantially unable to carry out, substantially hinders the Participant's performance of, or causes the Participant to suffer a substantial reduction in any of the authorities, powers, functions, responsibilities or duties associated with the office or position held by the Participant immediately before the Change in Control and (b) which situation is not remedied within 10 calendar days after written notice to the Company from the Participant of such determination. Provided the Participant's determination is made in good faith, the Participant's determination will be conclusive and binding upon the parties hereto. The Participant's determination will be presumed to have been made in good faith, unless the Company establishes by clear and convincing evidence that it was not made in good faith;

                      (4) LIQUIDATION OR MERGER. The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of the business or assets of either the Company to a person not affiliated with the Company, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of the business or assets have been transferred (directly or by operation of law) assumes all duties and obligations of the Company under this Plan and Awards hereunder; or

                      (5) RELOCATION OF THE PARTICIPANT. The Company relocates its principal executive offices, or requires the Participant to have his or her personal residence or principal location of work change, to any location that is more than 30 miles from the location thereof immediately before the Change in Control, or requires the Participant to travel away from his or her office in the course of discharging his or her responsibilities or duties at least 10% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the Participant in any of the three full years immediately before the Change in Control.

        (k)    "NORMAL RETIREMENT AGE" shall mean age 65.

        (l) "PARTICIPANT" shall mean a director or Top Hat Employee of the Company designated by the Committee to be a participant in the Plan. A director who is also an employee of the Company must be a Top Hat Employee in order to participate in the Plan.

        (m) "PERSON" or "PERSONS" shall mean individuals, corporations, partnerships, trusts, associations, joint ventures, pools, syndicates, sole proprietorships, unincorporated organizations or other entities.

        (n) "PLAN" shall mean the First Financial Corporation 2001 Long-Term Incentive Plan.

        (o) "SUBSIDIARY" shall mean a corporation more than 50% of whose voting stock is owned or controlled by the Company. The term shall also mean any other entity or organization of which the Company owns or controls a majority of its voting power, including, but not limited to, a partnership, limited partnership, limited liability company, trust, association, joint venture, pool, syndicate, unincorporated organization, or other entity.

        (p) "TOP HAT EMPLOYEES" shall mean employees who are members of a select group of management or highly compensated employees within the meaning of
Section 201(2) of ERISA.

3.      AWARDS AND PLAN ADMINISTRATION.

        (a) COMMITTEE. The Plan shall be administered by the Committee. The Committee may appoint and employ agents and advisors, including, but not limited to, legal counsel, to render advice and assistance to the Committee.

        (b) AWARDS. The Committee shall set forth the terms and conditions of the Participant's Awards in an Award Document in substantially the form attached hereto as Appendix A. The amount of a Participant's Award may take into account such factors as the Committee determines in its discretion, including, but not limited to, the nature of the services rendered by the Participant, his or her current and potential contributions to the success of the Company, the Participant's annual compensation or board fees, and such other factors as the Committee, in its sole discretion, considers relevant. An Award may increase in value as provided in the Award Document.

        (c) COMMITTEE AUTHORITY. The Committee is authorized to interpret and construe the Plan and Award Documents and to adopt such rules, regulations and procedures for the administration of the Plan as the Committee deems necessary or advisable, provided the Committee may take action only upon the vote of a majority of its members. The Committee's interpretations of the Plan and Award Documents, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties, including the Company and any person claiming an Award under the Plan. The Committee shall have sole authority, in its discretion, to select who among eligible persons shall be Participants, the amount and other terms and conditions of Awards credited to a Participant's Account, the performance criteria governing the amount of additional Awards, the period to which the performance criteria will be applied, which shall consist of one or more calendar years, and the schedule under Subsection 3(d) for vesting of Accounts; provided, however, that an individual who is a Participant and a member of the Committee must abstain from taking action on a matter before the Committee that would have a direct effect on his eligibility to Participate in the Plan, receive Awards under the Plan, or his vesting schedule under the Plan. No Award or Award Document may provide for (1) an Award to a person who is not an outside Director or Top Hat Employee, (2) an Award for a fiscal year beginning after December 31, 2009, or (3) a vesting schedule that is inconsistent with Subsection 3(d) (or a change in the vesting schedule originally stated in the Award Document) in the case of an Award to a Participant who does not have five years of continuous employment or director service. The performance criteria and other terms and conditions stated in Award Documents may, but need not be, uniform from one Award Document to the next.

        Neither the Committee nor the Board of Directors shall have any authority to repeal or revoke the terms and provisions of an Award stated in an Award Document or reduce the amount of any Award without the Participant's written consent, except in the case of a Participant who is terminated for Cause (as defined in Section 8(d) of this Plan). The Committee shall have the authority to terminate a Participant's participation in the Plan and his or her right to previous Awards hereunder if the Committee determines that Cause exists.

        (d) VESTING SCHEDULE FOR PARTICIPANT'S WHO DO NOT HAVE FIVE YEARS OF CONTINUOUS EMPLOYMENT OR DIRECTOR SERVICE. Unless otherwise determined in connection with a Participant's initial designation as a Participant, a Participant's Account shall be subject to a vesting schedule established by the Committee if the Participant has been employed by or has served as a director of the Company for fewer than five continuous years. The vesting schedule shall be stated in the Award Document. The vesting schedule stated in the Award Document may not be changed by the Committee without the Participant's written consent.

        (e) ANNUAL ACCOUNT STATEMENT. The Committee may, but shall not be obligated to, issue to each Participant an annual statement or more frequent statement of a Participant's Account. The statement of a Participant's Account may take the form of an updated Award Document, in which case the updated Award Document shall supersede the Award Documents previously issued to the Participant by the Committee.

4.      ELIGIBILITY.

        With the exception of those Participants exempted from the age requirement of this Section by the Committee at the Plan's inception, only outside directors and Top Hat Employees of the Company who are age 65 or under shall be eligible to be Participants under the Plan, provided that said outside director or Top Hat Employee is designated as a Participant by the Committee in writing. A director who is also an employee of the Company must be a Top Hat Employee in order to be eligible to participate in the Plan. A designated director or Top Hat Employee of the Company shall become a Participant as of the later of the Effective Date or the date specified by the Committee. Except as otherwise provided in the first sentence of this Section, a Participant who remains employed with or continues to serve as a director for the Company will not be eligible to receive Awards under Plan for the years beginning after the year in which he or she attains "Normal Retirement Age." Except as otherwise provided in the first sentence of this Section, the Committee shall have no authority to change the eligibility criteria of this Section 4.

5.      ESTABLISHMENT OF ACCOUNT; NO SEGREGATION OF ASSETS.

        The Company shall establish on its books of account a separate Account for each Participant. Accounts shall be maintained solely for accounting purposes. No assets of the Company shall be segregated or subject to any trust for any Participant's benefit by reason of the establishment of the Participant's Account. This Plan and Awards made hereunder shall be unfunded and shall constitute a mere unsecured promise by the Company to make benefit payments in the future. Notwithstanding any other provision of this Plan or the Award Document, neither a Participant nor his or her designated beneficiary(ies) shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time benefits are paid as provided herein and in the Award Document. All rights created under this Plan and the Award Documents shall be mere unsecured contractual rights of the Participant against the Company.

PERFORMANCE CRITERIA.


        The Committee shall: (a) establish performance criteria governing Awards; (b) the length of the performance period, which may be one or more calendar years; (c) the performance objectives to be achieved during the performance period (including defining terms, the exclusion of extraordinary items or any other adjustments considered proper); and, (d) determine the measure of whether and to what degree the objectives have been attained, which determination shall be conclusive.

7.      PAYMENT OF AWARDS.

        (a) CASH PAYMENTS ONLY. The Committee shall cause the value of the Participant's Account to be paid in cash only. No Award shall be made if the Committee concludes that the performance criteria to which the Award is subject was not satisfied and no payment of an Award shall be made if the Participant is terminated for Cause. This subsection 7(a) may not be superceded by any action of the Board of Directors or the Committee in an Award Document or otherwise.

        (b) WHEN PAYMENTS BEGIN. Payment of the cash value of a Participant's Account shall begin on the earlier of: (1) January 1, 2015, or (2) "Normal Retirement Age." It is not necessary for a Participant to terminate his or her employment or director service as a condition to receiving payment of the cash value of his or her Account. Notwithstanding the preceding sentence, if a Participant terminates due to "Disability", the Committee, in its discretion, may defer payment of the cash value of a Participant's Account until such time as the benefits paid under this Plan will not offset or reduce the amount of benefits received by the Participant under the Company's disability plan if the two following conditions exist: (1) Participant's service with the Company terminates because of "Disability", as provided in Subsection 8(b)(3) and, (2) payment of the cash value of the Participant's Account would have the effect of offsetting or reducing disability benefits otherwise payable to the Participant under the Company's disability plan.

8.      TERMINATION.

        (a) NO ADDITIONAL AWARDS AFTER TERMINATION. A Participant whose employment or director service terminates shall not be entitled to any additional Awards under this Plan on and after termination.

        (b) EXISTING AWARDS AFTER TERMINATION. Pursuant to Subsection 7(b) of this Plan, any Participant whose employment or director service with the Company terminates:

        (1) On or after the date specified according to Subsection 7(b) of this Plan (which date may be January 1, 2015, or "Normal Retirement Age") shall receive payment of the vested portion of the cash value of his or her Account, with interest on the Account balance credited at the rate specified in the Award Document;

        (2) Before the date specified according to Subsection 7(b) of this Plan, (which date may be January 1, 2015, or "Normal Retirement Age") excepting termination because of death, Disability or Cause and termination within twelve months after a Change in Control, shall receive payment of the vested portion of the cash value of his or her Account balance as of December 31 of the year immediately before the year in which termination occurred. Payment shall be made according to the Participant's Award Document;

        (3) Because of Disability occurring before the date specified according to Subsection 7(b) of this Plan (which date may be January 1, 2015, or "Normal Retirement Age") shall receive payment according to the Participant's Award Document, however, pursuant to Subsection 7(b), the Committee may, in its discretion, defer payment of the cash value of the Participant's Account until such time as the benefits paid under this Plan will not offset or reduce the amount of benefits received by the Participant under the Company's disability plan. Notwithstanding the preceding sentence, if a Participant's Award Document specifies the form of payment (single sum payment or 180 monthly installment payments) to be made to a beneficiary(ies), the Committee may not change the form of payment without the consent of the beneficiary(ies).

        (4) Within 12 months after a Change in Control, but before the date specified according to Subsection 7(b) of this Plan (which date may be January 1, 2015, or "Normal Retirement Age"), shall receive the Change in Control benefit set forth in his or her Award Document, provided that termination is not for Cause or because of death or Disability. Termination of a Participant's employment or director service within 12 months after a Change in Control includes, but is not limited to, termination by the Participant for Good Reason within 12 months after a Change in Control. Payment shall be made according to the Participant's Award Document.

        (c) PARTICIPANT'S DEATH. If a Participant's employment or director service with the Company terminates because of Participant's death prior to payment of his Account balance, the Participant's designated beneficiary(ies), as provided in Section 10, or the Participant's estate, if there is no valid beneficiary designation on file at the time of the Participant's death, shall receive payment of the Participant's vested Account in either a single sum or 180 monthly payments, as determined by the Committee in its sole discretion. Notwithstanding the preceding sentence, if a Participant's Award Document specifies the form of payment (lump sum or 180 monthly installments), the Committee may not change the form of payment without the written consent of the beneficiary(ies).

    (d) TERMINATION FOR CAUSE. A Participant's participation in this Plan may be terminated by the Committee and his or her right to Awards hereunder, including Awards and the cash value of Awards previously made to the Participant may be forfeited for Cause. The Committee's determination that a Participant's participation shall be terminated for Cause shall be conclusive and binding on the Company, the Participant, his or her beneficiary(ies) and all other persons. If a Participant's participation is terminated for Cause, he or she shall forfeit all rights and interests in this Plan, and in his or her right to Awards hereunder, including Awards and the cash value of Awards previously made or that may be made thereafter.

9.      NONASSIGNABILITY.

        No benefit, interest, Accounts or any payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary(ies), either voluntarily or involuntarily. Any attempt to alienate, sell, transfer, assign, pledge, attach, garnish or otherwise encumber any benefit, interest, account, or any payment under the Plan shall be void and of no legal effect.

10.     BENEFICIARY DESIGNATION.

        If a Participant dies before distribution to him or her of all amounts payable under the Plan, the amounts otherwise distributable to the Participant, if living, shall be distributed to his or her designated beneficiary or beneficiaries. All beneficiary designations shall be made in the form prescribed by the Committee from time to time and shall be delivered to the Committee. The Participant shall designate a beneficiary or beneficiaries by filing a written designation with the Committee. The Participant may revoke or modify the designation at any time by filing a new designation. Designations shall be effective only if signed by the Participant and accepted by the Committee during the Participant's lifetime. The Participant's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Participant or if the Participant names a spouse as beneficiary and the marriage is subsequently dissolved. If there is no effective beneficiary designation on file at the time of the Participant's death, distribution of the amounts otherwise payable to the deceased Participant under the Plan shall be made to the personal representative of his or her estate. If the beneficiary designated by the Participant survives the Participant but dies before receiving all distributions hereunder, all amounts otherwise payable to the deceased beneficiary shall be paid to the deceased beneficiary's estate, unless the Participant's beneficiary designation provides otherwise. The Committee shall have no responsibility for the validity of any beneficiary designation made by a Participant

11.     TAXES.

        The Company shall be entitled to pay or withhold the amount of any tax it believes is required as a result of the payment of any amounts under this Plan. The Company may defer making payments hereunder until arrangements satisfactory to the Company have been made with respect to any such withholding obligations. The Company shall have the right to rely on a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to the payment or withholding of taxes.

12.     REGULATORY APPROVALS AND RULE 16b-3.

        It is intended that the Plan and any Award made to a person subject to
Section 16 of the Securities Exchange Act of 1934, and any transaction or election hereunder by any such person, meet all the requirements of Rule 16b-3, if the Plan or Awards made hereunder are subject to Section 16 of the Securities Exchange Act of 1934. If Section 16 of the Securities Exchange Act is applicable and if any provision of the Plan or any Award hereunder would disqualify the Plan or such Award under, or would not comply with, Rule 16b-3, such provision or Award shall be construed or deemed to conform to Rule 16b-3.

13.     CLAIMS.

        (a)    CLAIMS PROCEDURE.

               (1) PROCEDURES GOVERNING THE FILING OF BENEFIT CLAIMS. All Benefit Claims must be filed on the appropriate claim forms available from the Committee or in accordance with the procedures established by the Committee for claim purposes. A "Benefit Claim" means a request for a Plan benefit or benefits, made by a Claimant or by an authorized representative of a Claimant, that complies with the Plan's procedures for making benefit claims. "Claimant" means a Participant, a surviving spouse of a Participant, or a beneficiary who is claiming entitlement to the payment of any benefit under the Plan.

        (2) NOTIFICATION OF BENEFIT DETERMINATIONS. The Committee will notify a Claimant, in accordance with Section A-3 below, of the Plan's benefit determination within a reasonable period of time after receipt of a Benefit Claim, but not later than 90 days (45 days in the case of a Disability Claim) after receipt of the Benefit Claim by the Plan.

    If special circumstances require an extension of time for processing the Benefit Claim, the Committee will notify the Claimant of the extension prior to the termination of the initial period described above. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan expects to make the benefit determination. In no event will the extension exceed a period of 90 days from the end of the initial period.


    In the case of a Disability Claim, the extension period will not exceed 30 days, unless prior to the end of first 30-day extension period, the Committee determines that, due to matters beyond its control, a decision cannot be rendered within the extension period, in which case the period for making the determination may be extended for an additional 30 days. Every Disability Claim notice will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, the additional information needed to resolve those issues and the Claimant's right to provide the specified information within 45 days. If the extension is in effect due to the Claimant's failure to submit information necessary to decide a Disability Claim, the period for making the benefit determination will be tolled from the date on which the notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for information. The term "Disability Claim" means a request for a Plan benefit made by a Claimant due to the purported Disability of a Plan Participant.


         (3). MANNER AND CONTENT OF NOTIFICATION OF BENEFIT DETERMINATIONS. All notices given by the Committee under the Plan will be given to a Claimant, or to his authorized representative, in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to the particular material required to be furnished or made available to that individual. The Committee may provide a Claimant with either a written or an electronic notice of the Plan's benefit determination. Any electronic notification will comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv). In the case of an Adverse Benefit Determination, the notice will set forth, in a manner calculated to be understood by the Claimant:

        (a)    The specific reasons for the adverse determination;

        (b) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the determination is based;

        (c) A description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary;

        (d) For a Disability Claim, the identification of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant's Adverse Benefit Determination, without regard to whether the advice was relied upon; and

        (e) A description of the Plan's review procedures and the time limits applicable to such procedures.

        The term "Adverse Benefit Determination" means a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, any benefit claimed to be payable under the Plan.

        (4). APPEAL OF ADVERSE BENEFIT DETERMINATIONS. A Claimant who receives an Adverse Benefit Determination and desires a review of that determination must file, or his authorized representative must file on his behalf, a written request for a review of the Adverse Benefit Determination, not later than 60 days (180 days for a Disability Claim) after receiving the determination.

        The written request for a review must be filed with the Committee. Upon receiving the written request for review, the Committee will advise the Claimant, or his authorized representative, in writing that:

        (a) The Claimant, or his authorized representative, may submit written comments, documents, records, and any other information relating to the claim for benefits; and

        (b) The Claimant will be provided, upon request of the Claimant or his authorized representative, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's Benefit Claim, without regard to whether those documents, records, and information were considered or relied upon in making the Adverse Benefit Determination that is the subject of the appeal.

        (5) BENEFIT DETERMINATION ON REVIEW. All appeals by a Claimant of an Adverse Benefit Determination will receive a full and fair review by the Committee. In the case of a Disability Claim, the Committee will not be: (i) the party who made the Adverse Benefit Determination that is the subject of the appeal, nor (ii) the subordinate of that party. In performing this review for a Disability Claim, the Committee will take into account all comments, documents, records, and other information submitted by the Claimant (or the Claimant's authorized representative) relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination, and will not afford deference to the initial Adverse Benefit Determination. For a Disability Claim, the Committee will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the Adverse Benefit Determination and who is not the subordinate of such an individual if the named fiduciary believes that such a consultation is necessary to properly complete the review process.

        (6) NOTIFICATION OF BENEFIT DETERMINATION ON REVIEW. The Committee will notify a Claimant, in accordance with Section 13(a)(7) below, of the Plan's benefit determination on review within a reasonable period of time, but not later than 60 days (45 in the case of a Disability Claim) after the Plan's receipt of the Claimant's request for review of an Adverse Benefit Determination. If, however, special circumstances require an extension of time for processing the review by the Committee, the Claimant will be notified, prior to the termination of the initial 60 (or 45) day period, of the special circumstances requiring the extension and the date by which the Plan expects to render the Plan's benefit determination on review, which will not be later than 120 days (90 days in the case of a Disability Claim) after receipt of a request for review.

        If the extension period is in effect for a Disability Claim but the extension is due to the Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review will be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

        (7) MANNER AND CONTENT OF NOTIFICATION OF BENEFIT DETERMINATION ON REVIEW. The Committee will provide a Claimant with notification of its benefit determination on review in a method described in Section 13(a)(3) above.

        In the case of an Adverse Benefit Determination on review, the notification must set forth, in a manner calculated to be understood by the
Claimant:

        (a)    The specific reasons for the adverse determination on review;

        (b) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the benefit determination on review is based;

        (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's Benefit Claim, without regard to whether those records were considered or relied upon in making the Adverse Benefit Determination on review, including any reports, and the identities, of any experts whose advice was obtained.

        (5) COURT ACTION. No Participant or beneficiary shall have the right to seek judicial review of a denial or limitation of benefits, or to bring any action in any court to enforce a claim for benefits, prior to filing a claim for benefits or exhausting his or her rights to review under this
    Section 13.

14.     PLAN ADMINSTRATOR.

        The Company shall be the plan administrator under this Plan. The Company may delegate aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

15.     EFFECTIVE DATE OF THE PLAN.

        The Plan is effective January 1, 2001.

16.     LIMITATIONS ON LIABILITY.

        Notwithstanding any of the proceeding provisions of this Plan, none of the Company and each individual acting as an employee or agent of any of them shall be liable to any Participant or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officer and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under this Plan and the deferral, and payment thereof.

17.     INCAPACITY OF PARTICIPANT OR BENEFICIARY.

        If any person entitled to receive a distribution or payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefore shall have been made by duly qualified guardian or other legal representative), then, unless and until claim therefore shall have been made by duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company under the Plan with respect to the amount of such payment.

18.     MISCELLANEOUS.

        (a) TERMINATION AND AMENDMENT. The Plan may be terminated, modified or amended by the Board of Directors, provided, however, that no termination, modification, or amendment of the Plan may, without the prior written consent of the Participant, adversely affect the rights of a Participant in or to his or her Account.

        (b) GOVERNING LAW. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana without reference to that state's choice of law principles, except in those areas preempted by the laws of the United States of America in which case such laws will control.

        (c) HEADINGS AND GENDER. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction, the masculine shall include the feminine and the singular, the plural, and vice versa.

        (d) NO RIGHT TO EMPLOYMENT OR DIRECTOR SERVICE. Neither the Plan or Award Document confers upon any Participant: (1) any right to continued employment by the Company, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment at any time, with or without cause; (2) the right to continued service on the Board of Directors of the Company, or the right of the Company's stockholder(s) to decline to elect Participant or the right of the stockholder(s) of a Subsidiary of the Company to decline to elect a Participant as a director of the Subsidiary.

        Neither this Plan nor any Award Document under this Plan is an employment policy or employment contract.

        No Participant shall have any right or interest in or to the Plan assets other than as specifically provided in the Plan or in the Award Document.

        (e) COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

        (f) EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        (g) SEVERABILITY. In the event any provisions of the Plan or Award Document shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or Award Document and the Plan or Award Document shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan or Award Document.

        (h) ACTION BY COMPANY. Any action required of or permitted by the Company shall be by resolution of its Board of Directors or the Committee or by a person or persons duly authorized by resolution of the Board of Directors or the Committee.

        IN WITNESS WHEREOF, the Company has caused this 2001 Long-Term Incentive Plan to be executed by its officers thereunder duly authorized, this 5th day of February, 2002, but effective as of January 1, 2001.

                                           FIRST FINANCIAL CORPORATION



                                           By: /s/ Norman L. Lowery

                                               Norman L. Lowery, Vice President

ATTEST:

By: /s/ Michael Carty

    Michael Carty, Secretary